[FORM OF LOCK-UP AGREEMENT]

___________, 201__

Pet Airways, Inc.
777 E. Atlantic Avenue, Suite C2-264
Delray Beach, FL 33483
Attention:

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement dated June 3, 2011 (“Purchase Agreement”) and entered into by and between Pet Airways, Inc., an Illinois corporation (the “Company”), and Socius CG II, Ltd., a Bermuda exempted company (“Investor”), with respect to the purchase without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(2) of the Act and Rule 506 of Regulation D promulgated thereunder, of shares of the Company’s Series A Preferred Stock and related Securities.  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

The undersigned, in order to induce the Company to secure financing with respect to the Company, hereby irrevocably agrees that, for a period of 10 Trading Days beginning on each date the Company delivers a Tranche Notice to Investor (the “Tranche Notice Date”) pursuant to the terms of the Purchase Agreement and ending on the Tranche Closing Date (such period, the “Lock-up Period”), the undersigned will not (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or any securities substantially similar to the Common Stock, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or any such securities, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b).

The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Agreement or (c) sales made pursuant to any written sales plans established prior to April 1, 2011 and disclosed in an attachment to this Lock-Up Agreement, where such plan and sales thereunder are in conformity with the requirements of Rule 10b5-1(c) promulgated under the Exchange Act.  Notwithstanding subsection (a) above, the undersigned may make a bona fide gift of up to 10,000 shares of Common Stock to a charity or other non-profit entity and such charity or entity shall not be required to be bound by the terms of this Lock-Up Agreement.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In the event that any Common Stock of the undersigned is subject to any involuntary transfer, whether by reason of death, bankruptcy or divorce proceedings or otherwise, the transferee of such Common Stock shall take such Common Stock subject to this Lock-Up Agreement.

Without limitation of the restrictions set forth above, the undersigned hereby acknowledges and agrees that any sales, offers to sell, contracts to sell, or agreements to sell, permitted to be entered into or otherwise permitted to be effectuated in accordance with the terms hereof and not restricted thereby, shall be made exclusively pursuant to Rule 144. In addition, the undersigned acknowledges and agrees that the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 17, 2010, did not contain current “Form 10 information” within the meaning of Rule 144(i).  Accordingly, the exemption from registration provided by Rule 144 is not currently available to the undersigned and will not be available until at least twelve (12) months after a new Current Report on Form 8-K is filed by the Company with the SEC which contains current “Form 10 information” within the meaning of Rule 144(i).

The Company agrees to provide the undersigned with notice that the Company has delivered a Tranche Notice to Investor prior to, or simultaneous with, its delivery of the Tranche Notice to Investor.  Such notice shall provide the undersigned with the Tranche Notice Date and clearly indicate the beginning of the Lock-up Period.

This Lock-Up Agreement shall be terminated and the undersigned shall be released from its future obligations hereunder on the later of (i) the 10th Trading Day following the termination of the Purchase Agreement and (ii) the one (1) year anniversary of the date hereof.

Sincerely,

[NAME OF STOCKHOLDER]

Acknowledged and Agreed:

PET AIRWAYS, INC.

By:
Name:
Title: